CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Yearly Report of AVVAA World Health Care Products, Inc.(the "Company") on Amendment No. 1 to Form 10-KSB for the year ended May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jack Farley, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Jack Farley

Name:	Jack Farley
Title:	Chief Executive Officer

Date:	September 19, 2005